Exhibit 23


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intergraph Corporation and subsidiaries of our report dated January 30, 2002, except for Note 14 and the eighth paragraph of Note 15, as to which the date is March 11, 2002, included in the 2001 Annual Report to Shareholders of Intergraph Corporation.

Our audits also included the financial statement schedule of Intergraph Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-25880) pertaining to the Stock Bonus Plan dated December 22, 1988; in the Registration Statement (Form S-8 No. 33-53849) pertaining to the Intergraph Corporation 1992 Stock Option Plan dated May 27, 1994; in the Registration Statement (Form S-8 No. 33-57211) pertaining to the Assumption of Options under the InterCAP Graphics Systems, Inc. 1989 Stock Option Plan and 1994 Nonqualified Stock Option Program dated January 10, 1995; in the Registration Statement (Form S-8 No. 33-59621) pertaining to the 1995 Intergraph Corporation Employee Stock Purchase Plan dated May 26, 1995; in the Registration Statement (Form S-8 No. 333-79129) pertaining to the Intergraph Corporation Nonemployee Director Stock Option Plan dated May 24, 1999; in the Registration Statement (Form S-8 No. 333-79137) pertaining to the Intergraph Corporation 1997 Stock Option Plan dated May 24, 1999; and in the related Prospectuses, of our report dated January 30, 2002, except for Note 14 and the eighth paragraph of Note 15, as to which the date is March 11, 2002, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Intergraph Corporation and subsidiaries for the year ended December 31, 2001.


                                   /s/ Ernst & Young LLP



Birmingham, Alabama
March 26, 2002